Exhibit 99.(c)(2)

The Conflicts Committee of the Board of Directors of GasLog Partners LP February 2023

Confidential These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Conflicts Committee (the “Conflicts Committee”) of the Board of Directors of GasLog Partners GP LLC, the general partner of GasLog Partners LP (“GLOP,” or the “Partnership”), to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Evercore. These materials are based on information provided by or on behalf of the Conflicts Committee, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial or operating performance prepared by or reviewed with the management of GLOP and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of GLOP. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Conflicts Committee. These materials were compiled on a confidential basis for use by the Conflicts Committee and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore or any of its affiliates to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates. Evercore and its affiliates do not provide legal, regulatory, accounting or tax advice. Accordingly, any statements contained herein as to legal, regulatory, accounting or tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any person, including for the purpose of avoiding tax penalties that may be imposed on such person. Each person should seek legal, regulatory, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.

Confidential Table of Contents Executive Summary and Evercore Credentials Situation Overview Conflicts Committee Considerations Appendix A. Evercore Transportation and Energy Team Bios B. Additional Special Committee Credentials C. Additional Case Studies D. Additional Detail Regarding GasLog Partners Section I II III

Confidential I. Executive Summary and Evercore Credentials

Confidential ◼ Evercore Group LLC (“Evercore”) is pleased to present to the Conflicts Committee of the Board of Directors (the “Conflicts Committee”) of GasLog Partners GP LLC, the general partner of GasLog Partners LP (the “Partnership”, “GasLog Partners” or “GLOP”) ◼ In this presentation we provide an overview of Evercore, its Maritime and Energy groups and their Special / Conflicts Committee advisory experience as well as how we would work with the Conflicts Committee in response to the unsolicited, non-binding proposal from GasLog Ltd. (the “Sponsor” or “GLOG”) to acquire all outstanding common units not owned by GLOG in exchange for the right to receive $7.70 in cash per unit, consisting in part of a special distribution by the Partnership of $2.33 per common unit (“Proposed Transaction”) ◼ Evercore is uniquely positioned to serve as financial advisor to the Conflicts Committee given its Maritime and MLP experience and significant experience advising Conflicts Committees on similar situations The Evercore team is comprised of dedicated senior professional resources to ensure that the Conflicts Committee is in a position to respond efficiently and effectively to the Transaction Our team has vast shipping, energy and MLP knowledge and M&A expertise We understand the GasLog Partners’ business well and Conflicts Committee and have worked effectively with the Committee in the past Our team has worked on the most relevant comparable transactions and we have recent Conflicts Committee experience managing complex process dynamics We are independent and have no conflicts of interest Introduction Evercore is one of the leading firms advising Conflicts Committees – we deliver independent, senior judgment and high-quality execution drawing on decades of relevant experience 1

Confidential Mark Friedman Senior Managing Director ◼ Evercore (’09 – Present) ◼ Merrill Lynch (’05 – ’09) ◼ Goldman Sachs (’93 – ’05) ◼ Previously Head of U.S. Transportation & Infrastructure at Merrill Lynch and Global Head of its Shipping Investment Banking business ◼ New York University (J.D. with Honors), Rutgers University (B.S. with Honors) John McGraw Managing Director ◼ Evercore (’13 – Present) ◼ Barclays (’11 – ’13) ◼ Advised on 50+ successful transactions, primarily focused on energy, midstream and MLPs ◼ Columbia (M.B.A.), Cornell (B.A.) This Team is Senior, Experienced and Prepared to Assist the Conflicts Committee in All Aspects of the Assignment Ray Strong Senior Managing Director ◼ Evercore (’11 – Present) ◼ Goldman Sachs (’99 – ’11) ◼ Credit Suisse First Boston (‘94 – ‘99) ◼ Previously head of midstream and downstream energy at Goldman Sachs ◼ Advised on 100+ successful transactions aggregating more than $200 billion in transaction value, primarily focused on energy and midstream ◼ Middlebury College (B.A.) Jack Eshelman Managing Director ◼ Evercore (’17 – Present) ◼ Credit Suisse (’15 – ’17) ◼ University of Virginia (M.B.A. and B.A. with Distinction) Senior Leadership Our Team’s Conflicts Committee Experience In Shipping and Energy Transactions Enbridge Energy, Partners L.P. 2

Confidential

Leading Advisor to Special Committees and Boards of Directors

#1 Advisor to Special Committees on M&A (2018 – 2022 YTD, $ in Billion)


$130
$51
$46
$44
$44
$43
$38
$36
$34
$33
Evercore
PWP
Citi
Centerview
MS
Goldman
Lazard
Barclays
PJT
Sandler O'Neill

The leading Special Committee advisor every year since 2018 based on number of situations and/or transaction volume

Source: Deal Point Data as of 1/27/23
Note: Special committee assignments only includes M&A transactions

Experience Advising Special Committees in Some of the Largest, Most Complex Deals

Advised **The Special Committee of the Board of Directors of** Duck Creek Technologies on its $7.3 billion sale to VISTA Equity Partners — 2023

Advised **The Special Committee of the Board of Directors of** Continental on its $4.3 billion take-private by **Harold Hamm** — 2022

Advised **The Conflicts Committee of the Board of Directors of** KKR on its conversion to a C-Corporation and sunset of dual class structure — 2021 / 2018

Advised **The Special Committee of the Board of Directors of** News Corp on the execution of a new stockholder rights agreement — 2021

Advised **The Special Committee of the Board of Directors of** GCI Liberty on its $11.6 billion sale to Liberty Broadband — 2021

Advised **The Independent Committee of the Board of Directors of** T-Mobile on its ~$59 billion acquisition of Sprint — 2021

Advised **The Special Committee of the Board of Directors of** inovalon on its $7.3 billion take-private to Nordic Capital & Insight Partners — 2021

Advised **The Special Committee of the Board of Directors of** GasLog on its $5.0 billion sale to **BlackRock** Global Energy & Power Infrastructure Fund — 2020

Advised **The Special Committee of the Board of Directors of** Dell on its $22.6 billion sale to **Michael Dell** & Silver Lake — 2013

Evercore
3
GasLog Partners

Confidential

Preeminent Shipping M&A Advisor

Evercore is the most active shipping advisor and 70% of our M&A mandates have been Special Committee work

Advising Confidential Financial Sponsor on the sale of its Tanker Portfolio Ongoing	Advised TAYLOR MARITIME INVESTMENTS on its ~$600mm Voluntary General Offer for GRINDROD SHIPPING Sole Advisor 2022	Advised HÖEGH LNG Special Committee on its ~$770mm take-private transaction with Sponsor Sole Advisor	Advised CENTERLINE LOGISTICS on its exploration of strategic alternatives 2022	Advised SEA TRADE HOLDINGS on its $330mm sale of 9 Ultramax dry bulk vessels to DIANA SHIPPING INC. Sole Advisor 2022	Advised CAPITAL PRODUCT PARTNERS L.P. Special Committee on the transfer of 1 LNG carrier and 3 Containerships for ~$600mm from the Sponsor to the Partnership 2022	Advised CAPITAL PRODUCT PARTNERS L.P. Special Committee on the transfer of 3 LNG carriers for ~$625mm from the Sponsor to the Partnership 2021	Advised CAPITAL PRODUCT PARTNERS L.P. Special Committee on the transfer of 3 LNG carriers for ~$600mm from the Sponsor to the Partnership 2021
Advised OSG On its exploration of strategic alternatives 2021	Advised ABN·AMRO on the sale of ABN·AMRO Maas Capital to EnTrust Global 2021	Advised KNOT Offshore Partners LP Conflicts Committee of the Board of Directors on its IDR elimination 2021	Advised GASLOG Special Committee of the Board of Directors of GasLog Ltd. on its ~$5 billion take-private transaction with BLACKROCK 2021	Advised THE JORDAN COMPANY on its $127mm sale of WESCOM Signal & Rescue to SUN CAPITAL Joint Advisor 2019	Advised EAGLE BULK on the acquisition of 4 Ultramax vessels from Nautical Bulk Holding & Funds Affiliated with Solus Asset Management Sole Advisor 2019	Advised TEEKAY OFFSHORE PARTNERS Conflicts Committee on its Unsolicited $4.4bn Take-Private Proposal from Brookfield Business Partners Sole Advisor 2019	Advised Special Committee on its Unsolicited $717mm Take-Private Proposal from SPHI Holdings Sole Advisors 2019
Advised GASLOG PARTNERS Conflicts Committee on GP IDR elimination Sole Advisor 2019	Advised THE JORDAN COMPANY on its $330mm sale of Drew Marine to Joint Advisor 2019	Advised Stonepeak on the sale of TIDEWATER to UPPER BAY INFRASTRUCTURE PARTNERS 2018	Advised GASLOG PARTNERS Conflicts Committee on GP IDR buy-in and modification Sole Advisor 2018	Advised CAPITAL PRODUCT PARTNERS L.P. on its $1.65bn spin merger with Joint Advisor 2018	Advised GLOBAL SHIP LEASE on its merger with POSEIDON CONTAINERS Sole Advisor 2018	Advised DORIAN LPG on its Unsolicited Proposal from Sole Advisor 2018	Advised International Seaways, Inc. on its acquisition of 6 VLCCs from EURONAV Joint Advisor 2018
Advised CAPITAL PRODUCT PARTNERS L.P. Special Committee on an Aframax dropdown from CAPITAL SHIP MANAGEMENT CORP Sole Advisor 2018	Advised HÖEGH LNG PARTNERS LP Special Committee on 49% FSRU dropdown from Sponsor HÖEGH LNG Sole Advisor 2017	Advised TANKER INVESTMENTS LTD. Special Committee on sale to TEEKAY TANKERS Sole Advisor 2017	Advised Golar LNG Partners LP Special Committee on dropdown of 25% interest in FLNG Hilli from Golar LNG Sole Advisor 2017	Advised EAGLE BULK on the acquisition of 9 Ultramax vessels from Greenship Bulk Trust Sole Advisor 2017	Advised seaspan Special Committee on Strategic Alternatives Sole Advisor 2016	Advised HÖEGH LNG PARTNERS LP Special Committee on 51% FSRU dropdown from Sponsor HÖEGH LNG Sole Advisor 2016	Advised CAPITAL PRODUCT PARTNERS L.P. Special Committee on an MR dropdown from CAPITAL SHIP MANAGEMENT CORP Sole Advisor 2016

Special / Conflicts Committee Assignments

EVERCORE
4
GASLOG PARTNERS

Confidential

Best-in-Class Energy Advisory Franchise

($ in billions)

2013 – Current U.S. Energy M&A Transactions

Rank	Firm	Total Value	Number of Transactions
1	Citi	$689	236
2	Barclays	656	198
3	Goldman Sachs	576	223
4	JP Morgan	490	215
5	**Evercore**	**414**	**296**
6	Morgan Stanley	342	157
7	Jefferies	314	219
8	BofA Merrill Lynch	308	144
9	Credit Suisse	282	119
10	RBC	183	215
11	Tudor Pickering	149	143
12	Lazard	147	129

2013 – Current U.S. Energy M&A Transactions

Rank	Firm	Number of Transactions	Total Value
1	**Evercore**	**296**	**$414**
2	Citi	236	689
3	Goldman Sachs	223	576
4	Jefferies	219	314
5	JP Morgan	215	490
6	RBC	215	183
7	Barclays	198	656
8	Morgan Stanley	157	342
9	BofA Merrill Lynch	144	308
10	Tudor Pickering	143	149
11	Piper Sandler	130	30
12	Lazard	129	147

Source: Bloomberg as of December 31, 2022

Advising DCP Midstream the Special Committee of the Board of Directors of DCP Midstream GP, LLC on its merger with Phillips 66 — 2023

Advised Vitesse VTS on their Spin-Off from Jefferies — 2023

Advised Ensign Natural Resources on its $3.0 billion sale of Eagle Ford assets to Marathon Oil Corporation — 2022

Advised NextEra Energy Partners the Conflicts Committee of the Board of Directors of NextEra Energy Partners LP on its $805 million acquisition of assets from NextEra Energy — 2022

Advised Outrigger Energy on its $165 million sale of gathering and processing assets in the DJ Basin to Summit Midstream — 2022

Advised Continental Resources the Special Committee of the Board of Directors of Continental Resources Inc. on its $33.1 billion take-private acquisition by The Hamm Family — 2022

Advised Shell on its $2.0 billion acquisition of the remaining publicly-traded units of Shell Midstream Partners — 2022

Largest 2022 Midstream Transaction — Advised Targa on its $3.55 billion acquisition of Lucid Energy Group — 2022

Advised Hartree on its acquisition of the remaining publicly-traded units of Sprague — 2022

Advised Grey Rock on its $1.3bn combination with ENPC to form publicly traded Granite Ridge — 2022

Advised Rattler Midstream the Conflicts Committee of the Board of Directors of Rattler Midstream GP LLC on its merger with Diamondback Energy — 2022

Advised Tidewater on its $190 million acquisition of Swire Pacific Offshore — 2022

Advised Phillips 66 Partners the Conflicts Committee of the Board of Directors of Phillips 66 GP LLC on its $3.4 billion merger with Phillips 66 — 2022

Second Largest 2021 Energy Transaction — Advised Cimarex on its $20 billion all-stock combination with Cabot Oil & Gas — 2021

Advised Equinor on its $900 million sale of Williston Basin assets to Grayson Mill Energy — 2021

Advised Bonanza Creek on its acquisition of restructured HighPoint Resources — 2021

Advised QEP Resources on its $2.2 billion sale to Diamondback Energy — 2021

Advised EQM Midstream Partners, LP the Conflicts Committee of EQM on its $11.2 billion acquisition by Equitrans Midstream — 2020

Fifth Largest 2019 Energy Transaction — Advised Tallgrass Energy the Conflicts Committee of Tallgrass Energy GP, LLC on its $9.8 billion take-private by Blackstone — 2019

Third Largest 2019 Energy Transaction — Advised IFM Investors on its $10.3 billion take-private acquisition of Buckeye Partners, L.P. — 2019

Largest 2019 Energy Transaction — Advised Anadarko Petroleum Corporation on its $57 billion sale to OXY — 2019

Sixth Largest 2018 U.S. Upstream Transaction — Advised Cimarex on its $1.6 billion acquisition of Resolute Energy Corporation — 2018

Fourth Largest 2018 U.S. Energy Transaction — Advised EnLink Midstream the Conflicts Committee of EnLink Midstream Partners on its $13.1 billion merger with EnLink Midstream, LLC — 2018

Second Largest 2018 U.S. Energy Transaction — Advised Williams Partners L.P. the Conflicts Committee of Williams Partners on the acquisition of the public's 26.2% interest by Williams — 2018

EVERCORE

5

GASLOG PARTNERS

Confidential

Leading MLP Advisor for Buy-Ins, Mergers and Take-Privates

Evercore has Advised on Approximately 70% of Announced MLP Buy-ins / Take-Privates Since 2019

Date	Acquiror(s)	Target	Evercore's Role
Jan-23	**Phillips 66**	**DCP Midstream, LP**	**Evercore advised DCP committee**
Oct-22	**The Hamm Family**	**Continental Resources, Inc.**	**Evercore advised CLR committee**
Jul-22	**PBF Energy, Inc.**	**PBF Logistics LP**	None
Jul-22	**Shell USA, Inc.**	**Shell Midstream Partners, L.P.**	**Evercore advised Shell USA, Inc.**
Jun-22	**Hartree Partners, LP**	**Sprague Resources LP**	**Evercore advised Hartree Partners, LP**
May-22	**Höegh LNG Holdings Ltd**	**Höegh LNG Partners LP**	**Evercore advised HMLP committee**
May-22	**Diamondback Energy**	**Rattler Midstream LP**	**Evercore advised RTLR committee**
Apr-22	**Ergon, Inc.**	**Blueknight Energy Partners, L.P.**	**Evercore advised BKEP committee**
Dec-21	BP p.l.c.	BP Midstream Partners LP	None
Oct-21	**Phillips 66**	**Phillips 66 Partners LP**	**Evercore advised PSXP committee**
Oct-21	Stonepeak Infrastructure Partners	Teekay LNG Partners LP	None
Aug-21	**Landmark Dividend LLC**	**Landmark Infrastructure Partners LP**	**Evercore advised LMRK committee**
Mar-21	Chevron Corporation	Noble Midstream Partners LP	None
Feb-21	**BlackRock Global Energy & Power Infrastructure Fund**	**GasLog Ltd.**	**Evercore advised GLOG committee**
Dec-20	**TC Energy Corporation**	**TC PipeLines, LP**	**Evercore advised TCP committee**
Jul-20	CNX Resources Corporation	CNX Midstream Partners LP	None
Feb-20	**Equitrans Midstream Corporation**	**EQM Midstream Partners, LP**	**Evercore advised EQM committee**
Dec-19	**Blackstone Infrastructure Partners, Enagas, GIC, NPS and USS**	**Tallgrass Energy LP**	**Evercore advised TGE committee**
May-19	**IFM Investors Pty Ltd**	**Buckeye Partners LP**	**Evercore advised IFM**
Apr-19	UGI Corporation	AmeriGas Partners LP	None
Mar-19	**ArcLight Energy Partners Fund VI, L.P.**	**American Midstream Partners LP**	**Evercore advised AMID committee**
Feb-19	**SunCoke Energy, Inc.**	**SunCoke Energy Partners LP**	**Evercore advised SXC**

Note: Highlighted transactions indicate Evercore involvement

EVERCORE

6

GASLOG PARTNERS

Confidential

Cross-Functional and Collaborative Team with Robust Experience Across the LNG Value Chain

2022 HÖEGH LNG PARTNERS LP Advising Special Committee on its ~$770mm take-private transaction with Sponsor HÖEGH LNG	2022 OLT on its $471 million debt financing	2021 GASLOG Advised the Special Committee of the Board of Directors of GasLog Ltd. on its ~$4.9 billion take private transaction with BLACKROCK	2021 CAPITAL PRODUCT PARTNERS L.P. Advised the Conflicts Committee of the Board of Directors of Capital Product Partners L.P. on exercising its option to acquire $625mm of LNG carriers	2021 CAPITAL PRODUCT PARTNERS L.P. Advised the Conflicts Committee of the Board of Directors of Capital Product Partners L.P. on its $600mm acquisition of LNG carriers	2021 HÖEGH LNG PARTNERS LP Advised the Conflicts Committee of the Board of Directors of Höegh LNG Partners on the re-chartering of the *Gallant* FSRU	2020 CHENIERE Advised the Board of Directors of Cheniere Energy, Inc	2020 NewFortress energy Advised New Fortress Energy on its $250mm Senior Secured Notes Re-Tap
2020 NewFortress energy Advised New Fortress Energy on its $1.0bn Senior Secured Notes Offering	2020 GASLOG Conflicts Committee of the Board of Directors on its $36 million private placement purchased by GasLog's directors and affiliates	2019 GASLOG PARTNERS Conflicts Committee on GP IDR elimination	2019 Anadarko OXY Advised Anadarko on its $57 billion sale to Occidental Petroleum including Anadarko's Mozambique LNG Project	2019 NewFortress energy Advised New Fortress Energy on its $297 million Initial Public Offering	2018 GASLOG PARTNERS Advised the Conflicts Committee of the Board of Directors of GasLog Partners LP on its modification of incentive distribution rights for $25 million	2017 HÖEGH LNG PARTNERS LP Advised the Special Committee of Höegh LNG Partners LP on the acquisition of a 49% stake in the Hoegh Grace, an FSRU	2017 Golar LNG Advised the Conflicts Committee of Golar LNG on the acquisition of a 50% interest in Hilli Episeyo, floating liquefied natural gas facility for $658 million
2016 KOSMOS ENERGY bp Advised Kosmos on the $916m farm-out of its Mauritania and Senegal assets to BP (pre FID FLNG project)	2016 HÖEGH LNG PARTNERS LP Advised the Special Committee of Höegh LNG Partners LP on the acquisition of a 51% stake in the Höegh Grace, an FSRU	2016 CHENIERE Advised the Conflicts Committee of Cheniere Energy Partners GP, LLC with respect to Certain Liquefaction Contracts with Cheniere Marketing	2016 Golar LNG Partners LP Golar LNG Conflicts Committee of the Board of Directors on the modification of the incentive distribution rights	2016 NewAge Advised NewAge on its $425m debt capital raise, arranged with EIG, Africa Finance Corp & ADIC (multiple potential FLNG developments)	2016 Oil Search Advised Oil Search on its defense of an unsolicited $8 bn offer from Woodside Energy[1] Woodside Energy	2015 NYK LINE Advised NYK Line on a strategic LNG project investment	2014 GASLOG PARTNERS Advised Gas Log Partners as Co-structuring advisor / joint Bookrunner on its $176 million Initial Public Offering
2014 ophir PAVILION ENERGY Advised Ophir on the $1.3bn sale of a 20% stake in Tanzanian Blocks 1, 3 & 4 to Pavilion Energy (pre FID onshore LNG project)	2014 Broussard, Doornbos and Hebert Families Advised the Broussard, Doornbos and Hebert families with respect to the sale of approximately 280 acres in Sabine Pass, Texas to ExxonMobil for Conversion of Golden Pass LNG Import Terminal to a Liquefaction Facility	2013 ENERGY TRANSFER Advised the Conflicts Committee of the General Partner of Energy Transfer Partners, L.L.C. and rendered a fairness opinion on ETE's acquisition of Trunkline LNG Company in exchange for 18.71 million ETP common units owned by ETE	2013 ifm investors FREEPORT LNG Advised IFM on its investment of approximately $1.3 billion of equity funding for Freeport LNG's proposed natural gas liquefaction and LNG loading facility	2012 excelerate energy Advised Excelerate Energy with respect to its Port Lavaca Floating LNG Facility	2012 CHENIERE Advised the Conflicts Committee of Cheniere Energy Partners on the $480 million acquisition of Cheniere Creole Trail Pipeline, and the issuance of 33.3 million Class B PIK Units to Cheniere Energy, Inc. for $500 million	2011 Golar LNG Partners LP Strategic alternatives review for Golar LNG resulting in structuring advisor role for $311 million IPO of Golar LNG Partners LP	2010 CHENIERE Advised the Conflicts Committee of Cheniere with respect to transfer of a 2.0 Bcfd Terminal Use Agreement from Cheniere Energy, Inc.

1. In affiliation with Luminis Partners

Special / Conflicts Committee Assignments

EVERCORE
7
GASLOG PARTNERS

Confidential Evercore Has Proven Results as Conflicts Committee Advisor Demonstrated record of improving offer price $4.25 $9.25 Initial Final $3.32 $5.80 Initial Final $4.00 $5.25 Initial Final $1.05 $1.55 Initial Final $34.75 $41.75 Initial Final $70.00 $74.28 Initial Final $3.25 $4.65 Initial Final $13.00 $16.50 Initial Final 118% 75% 31% 48% 20% 6% 43% 27% Other Relevant Transactions (100% Cash) Relevant Shipping Transactions % Initial to Final Improvement 135% % Premium to Unaffected 17% 66% 28% 20% 15% 52% 38% SPII Holdings Harald Hamm 8

Confidential

Höegh LNG Partners LP Take-Private by Höegh LNG Holdings

Transaction Summary

- On 7/27/21, Höegh LNG Partners LP ("HMLP") announced an arbitration dispute regarding the *FSRU Lampung's* charter with PGN and slashed quarterly distributions from $0.44 to $0.01 per common unit
  - The partnership's common unit price dropped 65%
- On 12/3/21, following a $3.93, all-time low common unit closing price, Höegh LNG Holdings ("HLNG" or the "Sponsor") submits a non-binding offer to acquire all remaining common units at a $4.25 offer price
  - Given the tenuous base for PGN's claims, this opportunistic offer followed months of inadequate investor communication on the *Lampung*, which comprised 36% of appraised fleet value[1]
- Evercore intermediated negotiations with the Sponsor and on 5/25/22, HMLP announced that it had reached an agreement to be taken private by HLNG for $9.25 per unit
  - The $9.25 consideration represents a **118% increase over HLNG's initial offer, a 135% premium to the unaffected unit price**, a 35% premium to HMLP's closing unit price on May 24, 2022 and a 39% premium to the 30-day volume-weighted average price per unit

Evercore's Role in Driving Transaction Value

Originally, the Sponsor and Management team forecasted a base case but had a number of sensitivity cases which had significant downside. The Sponsor placed equal weightings across the various cases which produced low values	***In conducting diligence, Management placed lower weight on some of the more severe downside cases. As we negotiated for greater value for unitholders, we successfully argued that more weight should be placed on the base case, which enhanced the value of the DCF and other metrics***
Following the beginning of the Ukraine war, the Sponsor and Management team did not materially modify their cases despite changes in the market	***Evercore requested that the Special Committee engage an expert that provided a report on charter rates upon remarketing or rechartering the vessels***
The Sponsor's initial proposal represented a low Transaction Value multiple relative to key precedent transactions	***The agreed price was more in line with key maritime MLP precedent transactions***

Unit Performance From Initial Offer to Final Agreement


$9.25 Merger Consideration (12/6/21)
$8.99
$4.25 Initial Offer (12/6/21)
$10.00
$8.00
$6.00
$4.00
$2.00
12/3/21
12/31/21
1/29/22
2/27/22
3/28/22
4/26/22
5/25/22

Evercore served as exclusive financial advisor to the Conflicts Committee of the Board of Directors of HMLP

EVERCORE
9

Source: Partnership materials, FactSet (as of 5/25/22), Bloomberg (as of 5/25/22)
1. Based on May 2022 charter-free appraisals per Fearnleys and Breamar

GASLOG PARTNERS

Confidential

Why Evercore?

Evercore is uniquely positioned to assist the Conflicts Committee of GasLog Partners, bringing together extensive experience advising Committees on complex transactions and extensive MLP capabilities

Areas of Interest		Evercore Delivers
Extensive Experience Advising Committees	**Unmatched Experience in Representing Conflicts Committees**	▪ Provided unconflicted and independent opinions on over 450 transactions with aggregate transaction value of over $1.8 trillion since 2012 ▪ Specific team of senior bankers within Evercore with decades of M&A experience provide Conflicts Committee process oversight and discipline
Leading Energy and Maritime MLP Advisor	**Strong Dedicated Energy and Maritime MLP Team and Franchise**	▪ Leading energy advisory practice having completed 296 transactions totaling $414 billion since January 1, 2013 ▪ In the Maritime sector, Evercore has advised over 17 Special / Conflicts Committees since 2009, including, most recently, Höegh LNG Partners, Teekay Offshore Partners, Capital Products Partners, GasLog Partners, DryShips, Global Ship Lease and Tanker Investments Ltd ▪ Leading energy industry fairness opinion experience, having delivered 145 MLP fairness opinions in transactions representing over $225 billion in value since 2012 alone ▪ 70% market share in MLP Buy-ins / Take-Private transactions since 2019
Process Considerations	**Understanding of Process and Required Thoroughness of Deliberations**	▪ Large, highly-experienced team with senior dedication and leading MLP expertise ▪ Flexibility in form of fairness opinion ▪ Transparent communication with Conflicts Committee ▸ Evercore can be eyes and ears, with early and often communication regarding findings, valuation and negotiation ▪ Understanding of process: requirement for diligence, analysis and documentation
Independence	**No Conflicts of Interest**	▪ Independent team, no conflicts
Dedicated Senior Team	**Experienced Core Team Able to Draw on the Full Capabilities of the Firm**	▪ Fully committed team, with extensive experience with the GLOP Conflicts Committee, involved in all aspects of the transaction ▸ Members of this team have advised the independent committees on the following MLP buy-in transactions: **DCP Midstream**, **Phillips 66 Partners**, **Höegh LNG Partners**, **Teekay Offshore Partners** and **Blueknight Energy Partners**, among others ▪ Senior level focus to ensure high level of execution

EVERCORE

10

GASLOG PARTNERS

Confidential II. Situation Overview

Confidential

Situation Overview

Proposal Summary

Key Terms

Buyer	■ GasLog Ltd.
Seller	■ GasLog Partners LP's unaffiliated unitholders
Total Consideration	■ $7.70 per Common Unit, consisting of $5.37 cash and $2.33 special distribution for each Common Unit not owned by GasLog Ltd.
Other	■ Subject to approval of Conflicts Committee ■ Subject to approval of a simple majority of common unitholders ▶ No "majority of the minority" (we recommend asking for this provision) ■ No financing contingency ■ Class B units to be cancelled immediately prior to the transaction ■ Other customary closing conditions

Offer Price Analysis


Premium / (Discount)
10.3%
13.6%
13.4%
2.5%
7.7%
31.9%
Offer Price: $7.70
$6.78
$6.79
$7.51
$7.51
$7.15
$5.56
Unaffected Price (1/24/23)
10-Day
30-Day
60-Day
90-Day
52-Week
Volume-Weighted Average Price

Research Multiples and Commentary

STIFEL

***"At a ~6x EBITDA multiple, we see potential upside**... but we think it likely caps out around $9 / unit. We don't see any other bidders coming in, but we don't see a reason to sell the company for $7.70/unit either"*

TEV / EBITDA[1]


Marginal multiple expansion at 10% offer premium
Declining forecasted cash flows drive higher multiples
6.1x
6.2x
7.9x
8.1x
2023E
2024E
Unaffected Trading Multiple (as of 1/24/23)
Implied Transaction Multiple

Source: Wall Street research
Note: Figures based on Stifel (1/26/23) EBITDA estimates

EVERCORE
11
GASLOG PARTNERS

Confidential

Situation Overview

Observations and Initial Evaluation of Proposal

Observations

- Proposal appears low, all else equal, based on premium, precedent multiples and peer multiples
- Although outside-in valuation is difficult given S&P illiquidity and recent sales of older vessels, the offer appears to represent a discount to NAV
- No "majority of the minority provision" (we recommend asking for this provision)
- Significant portion of equity consideration is funded by GLOP balance sheet cash
  - How can cash be deployed on a go-forward basis
- No financing contingency
- Likely limited execution and diligence risk given GLOG insight into GLOP
- GLOP's balance sheet has improved and industry fundamentals are stronger but Marine MLPs have underperformed with limited investor interest

Evaluation Process

- DCF analysis based on management forecast and any sensitivity cases (with focus on appropriate cost of capital)
- NAV analysis based on recent appraisals (charter-free and charter-adjusted)
- Comparable trading multiples-based analysis utilizing management forecast and any sensitivity thereto
  - Review of MLP and C-Corp peers
- Multiples paid in similar transactions
- Review of premiums paid in other similar transaction

Proposal in Context



Trading Multiples: TEV / EBITDA
Precedents: LTM EBITDA
Premiums Paid: 30-Day VWAP
6.2x
7.3x
8.1x
6.9x
'24 Multiple likely overstated as rates and re-chartering activity expected to remain firm in 2024
6.2x
8.3x
13.4%
23.8%
2023E Multiple
2024E Multiple
Proposal
Precedent Transactions
Proposal
Precedent Transactions
Proposal
Peer / Precedent Average

Source: Partnership website and filings, Wall Street research, FactSet and Bloomberg (as of 1/24/23)
Note: GLOP EBITDA estimates represent Stifel (1/26/23) estimates

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Confidential Situation Overview GLOP trades at a discount to peers on a 2023 basis EV / EBITDA Multiples (as of 1/24/23 Unaffected Date) 6.10x 10.37x 9.07x 8.16x 7.05x 5.70x 3.29x 7.90x 10.20x 7.70x 8.49x 6.04x 5.09x 3.85x EV / 2023E EBITDA EV / 2024E EBITDA 2023E 2024E Mean 7.3x 6.9x Median 7.6x 6.9x Source: Partnership website and filings, Wall Street research, FactSet (as of 1/24/23) Note: GLOP EBITDA estimates represent Stifel (1/26/23) estimates 1. Undisclosed 2. Based on Stifel research (1/24/23) 1.7 N/A 1.8 8.0 6.6 1 3.8 6.6 Charter Duration (Yrs.) 2 ’24 Multiple likely overstated as rates and re-chartering activity expected to remain firm in 2024 13

Confidential Situation Overview Selected precedent transactions ($ in millions) Source: Public filings, press releases, investor presentations, FactSet, CapitalIQ, Wall Street research, Evercore estimates LNG Average: 8.3x All Transactions Average: 7.5x For Reference Only Target GCI Global Ship Lease CPLP DryShips Teekay Offshore Diamond S Shipping Golar LNG Partners GasLog Teekay LNG Partners Höegh LNG Holdings Ltd. Acquiror Seaspan Poseidon Containers Diamond S SPII Holdings Brookfield International Seaways New Fortress Energy BlackRock Stonepeak Limestone Höegh LNG Partners LP Transaction Value $1,600 $465 $525 $76 $171 $1,015 $1,918 $4,857 $6,160 $773 Consideration Structure Mixed Stock Stock Cash Cash Stock Mixed Cash Cash Cash 9.4x 4.2x 7.4x 10.8x 5.4x 5.0x 6.3x 10.6x 8.6x 7.7x 3/14/18 10/29/18 11/27/18 8/19/19 10/1/19 3/31/21 1/13/21 2/22/21 10/4/21 5/25/22 Shipping Transaction LNG Transaction 14

Confidential

Situation Overview

Precedent MLP premiums paid

Date Announced	Acquiror / Target	Consideration	Premium[1] 1-Day Prior Spot	30-Day VWAP
01/06/23	Phillips 66 / DCP Midstream, LP	Cash-for-Unit	20.1%	28.5%
07/28/22	PBF Energy, Inc. / PBF Logistics LP	Cash/Stock-for-Unit	(3.0%)	13.4%
07/25/22	Shell USA, Inc. / Shell Midstream Partners, L.P.	Cash-for-Unit	23.0%	24.7%
06/02/22	Hartree Partners, LP / Sprague Resources LP	Cash-for-Unit	25.2%	24.1%
05/25/22	Höegh LNG Holdings Ltd / Höegh LNG Partners LP	Cash-for-Unit	35.0%	39.4%
05/16/22	Diamondback Energy / Rattler Midstream LP	Stock-for-Unit	17.3%	8.7%
04/22/22	Ergon, Inc. / Blueknight Energy Partners, L.P.	Cash-for-Unit	51.5%	46.8%
12/20/21	BP p.l.c / BP Midstream Partners LP	Stock-for-Unit	10.8%	3.0%
10/27/21	Phillips 66 / Phillips 66 Partners LP	Stock-for-Unit	4.8%	10.6%
10/04/21	Stonepeak Infrastructure Partners / Teekay LNG Partners LP	Cash-for-Unit	8.3%	7.6%
08/23/21	Landmark Dividend / Landmark Infrastructure Partners LP	Cash-for-Unit	38.4%	35.6%
03/05/21	Chevron Corporation / Noble Midstream Partners LP	Stock-for-Unit	16.7%	23.5%
12/15/20	TC Energy Corporation / TC PipeLines, LP	Stock-for-Unit	19.5%	10.0%
07/27/20	CNX Resources Corporation / CNX Midstream Partners	Stock-for-Unit	28.1%	16.1%
02/27/20	Equitrans Midstream Corporation / EQM Midstream Partners, LP	Stock-for-Unit	(1.5%)	(11.2%)
12/17/19	Blackstone Infrastructure Partners / Tallgrass Energy LP	Cash-for-Unit	56.4%	22.7%
10/01/19	Brookfield Business Partners L.P. / Teekay Offshore Partners L.P.	Cash-for-Unit	28.1%	9.8%
09/16/19	Energy Transfer LP / SemGroup Corporation	Cash/Unit-for-Share	65.4%	80.9%
08/21/19	Pembina Pipeline Corporation / Kinder Morgan Canada Limited	Share-for-Share	37.7%	32.5%
05/10/19	IFM Investors / Buckeye Partners, L.P.	Cash-for-Unit	27.5%	22.9%
05/08/19	MPLX LP / Andeavor (Marathon Petroleum Corporation; Andeavor Logistics LP)	Unit-for-Unit	1.8%	0.5%
04/02/19	UGI Corporation / AmeriGas Partners, L.P.	Cash/Stock-for-Unit	13.5%	22.2%
03/18/19	ArcLight Energy Partners Fund V, L.P. / American Midstream, LP	Cash-for-Unit	31.2%	32.0%
02/05/19	SunCoke Energy, Inc. / SunCoke Energy Partners, L.P.	Stock-for-Unit	9.3%	29.9%
11/26/18	ArcLight Energy Partners Fund VI, L.P. / TransMontaigne Partners L.P.	Cash-for-Unit	12.6%	8.6%
11/08/18	Western Gas Equity Partners, LP / Western Gas Partners, LP	Unit-for-Unit	7.6%	13.8%
10/22/18	EnLink Midstream, LLC / EnLink Midstream Partners, LP	Unit-for-Unit	1.1%	(0.6%)
10/18/18	Valero Energy Corporation / Valero Energy Partners LP	Cash-for-Unit	6.0%	11.9%
10/09/18	Antero Midstream GP LP / Antero Midstream Partners LP	Cash/Stock-for-Unit	63.7%	6.6%
All Transactions	**Min**		**(3.0%)**	**(11.2%)**
	Median		**19.5%**	**15.0%**
	Mean		**22.6%**	**19.5%**
	Max		**65.4%**	**80.9%**
Cash-for-Unit	**Min**		**6.0%**	**7.6%**
	Median		**27.5%**	**23.5%**
	Mean		**28.0%**	**23.8%**
	Max		**56.4%**	**46.8%**

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Source: Bloomberg, FactSet, Public filings

1. VWAP premiums paid are calculated by dividing the value of the offer, defined as the exchange ratio multiplied by the closing price of the acquiror's shares / units on the last trading day prior to announcement plus any cash received, by the 30 VWAP of the target as calculated from the last undisturbed trading day prior to the announcement

Confidential

Situation Overview

GasLog Partners Strengths and Weaknesses

Strengths

- Significant scale as a large LNGC owners
- Public listing
- Strong LNGC market backdrop and better prospects for the fleet
- Strong cash flow visibility through 2023
- Charters expiring in 2023 largely rolling off in seasonally strong winter
- FSRU conversion for 145k cbm steam vessel as part of the Venice Energy project represents first meaningful growth project since onset of COVID-19 and provides meaningful long-term contracted cash flow

Weaknesses

- Limited investor research
- Limited trading liquidity
- Nominal distribution (subject to diligence on balance sheet and cash flows to understand ability to reinstate meaningful distribution)
- Significant spot exposure after 2023
- Older fleet with less attractive ESG characteristics
  - Significant uncertainty on steam vessels

Opportunities

- Significant projected near-term debt paydown and preferred unit repurchases through organic cash flow
- Utilize balance sheet cash to enhance scale of fleet through opportunistic vessel acquisitions
- Return capital to shareholders through buybacks or restoration of distribution
- Potential FSRU conversion of steam vessels

Threats

- Increasing investor ESG focus pushes LNG out of favor
- Accelerating orderbook hurts spot market rates
- Dwindling investor interest and research coverage cause stock to languish, setting up potential takeover at less favorable price when industry conditions weaken

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Confidential Situation Overview The LNGC market remains favorable as charterers seek cover amongst limited vessel availability Source: Clarksons LNGC Time Charter and Spot Rates $210,000 $94,750 $140,000 $62,500 $ - $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 1/1/21 6/1/21 10/30/21 3/30/22 8/28/22 1/27/23 174K CBM 1YR TC 174K CBM Spot 160K CBM 1YR TC 160K CBM Spot ◼ Although charter and spot rates have come down from historical highs in fall, driven by concerns around European energy security, consensus is building around sustained strength in the market ◼ Fewer than 20 vessels available for term business in 2023 Charterers hesitant to release vessels, leading to significant option period pickup GasLog Partners vessels primarily rolling off in the strong winter quarter, leading to a favorable outlook for 2024 coverage at attractive rates Assessment of Market Conditions 17

Confidential III. Conflicts Committee Considerations

Confidential Key Questions for the Conflicts Committee to Consider ◼ How do we establish the right process and record? ◼ What does the current M&A environment look like in the sector? ◼ What are the trends in LBOs in the sector? ◼ How is the market currently valuing the Partnership? ◼ How does research view the Partnership? ◼ How should the Conflicts Committee assess the Partnership’s unitholder base? 1 2 3 4 5 6 ◼ Is now the right time to sell the Partnership? ◼ How does the proposal compare to the Partnership’s standalone common unitholder value? ◼ What is the proper role of management in any process? ◼ What other constituencies could complicate the transaction? ◼ Should the Partnership seek majority of the minority approval for the transaction? ◼ What are implications of increased scrutiny under 13-e-3? Other Questions to Consider 18

Confidential The Role of the Conflicts Committee and Its Advisor ◼ The function of the Conflicts Committee is to act in the best interest of the unaffiliated unitholders The Conflicts Committee should be careful, thoughtful, deliberate and active in its decision-making process ● Decisions should be made only after directors have had a full opportunity to consider all material information ● The record of the Conflicts Committee’s deliberations should be documented carefully and completely Directors should be fully informed of all relevant factors and evaluate all appropriate information ● Directors should ask questions and actively consider all material information, judging its reliability and accuracy ◼ The Conflicts Committee is expected to receive advice from outside experts, including legal and financial advisors, that are competent, independent and can provide sound advice ◼ The Conflicts Committee’s financial advisor will evaluate the proposed transaction and will review with the Conflicts Committee certain relevant financial analyses as well as certain perspectives with respect to the other proposed terms of the transaction We believe no other advisor is better prepared than Evercore to handle the strategic nuances and anticipate the Sponsor playbook in the MLP buy-in process Communication and engagement are fundamental to the Evercore process ◼ Conflicts Committee assignments are critical to Evercore’s business Senior bankers involved in all aspects of the transaction Review all aspects of the transaction with the Conflicts Committee, acting as the Conflicts Committee’s full advisor Evercore’s Fairness Opinion Committee will thoroughly review all final work product ◼ Evercore is flexible in the form of opinion it would provide and agrees that a summary of Evercore’s analysis and fairness opinion may be included in the information statement or proxy to be filed in connection with the transaction and as a “going private” transaction subject to Rule 13e-3 under the Securities Exchange Act of 1934 Overview 19

Confidential Role of Evercore ◼ As an advisor to the Conflicts Committee, Evercore, working closely with legal counsel, will help the Conflicts Committee achieve its objectives and satisfy its obligations, and can assist with all aspects of the process: Coordinating with the Conflicts Committee’s legal counsel to design and implement an objective and appropriate review and evaluation process Conducting due diligence on GasLog Partners and assessing management’s business plan and the Partnership’s prospects Performing a comprehensive evaluation of GasLog Partners ● Discounted cash flow analysis ● Net asset value analysis ● Public market trading activity, including factors influencing price and general market conditions ● Precedent transactions ● Review of premiums paid in similar transactions Assisting the Conflicts Committee in identifying and evaluating all available strategic alternatives, including the status quo Working with the Conflicts Committee to determine the optimal course of action in light of available alternatives Partnering with the Conflicts Committee to manage interactions, if any, with external parties, including assisting in appropriate communications with investors, as necessary If appropriate, assisting the Conflicts Committee in negotiating the material terms of the transaction Rendering a fairness opinion to the Conflicts Committee, as appropriate 20

Confidential

Why Evercore?

Evercore is uniquely positioned to assist the Conflicts Committee of GasLog Partners, bringing together extensive experience advising Committees on complex transactions and extensive MLP capabilities

Areas of Interest	Evercore Delivers	
Extensive Experience Advising Committees	**Unmatched Experience in Representing Conflicts Committees**	▪ Provided unconflicted and independent opinions on over 450 transactions with aggregate transaction value of over \$1.8 trillion since 2012 ▪ Specific team of senior bankers within Evercore with decades of M&A experience provide Conflicts Committee process oversight and discipline
Leading Energy and Maritime MLP Advisor	**Strong Dedicated Energy and Maritime MLP Team and Franchise**	▪ Leading energy advisory practice having completed 296 transactions totaling \$414 billion since January 1, 2013 ▪ In the Maritime sector, Evercore has advised over 17 Special / Conflicts Committees since 2009, including, most recently, Höegh LNG Partners, Teekay Offshore Partners, Capital Products Partners, GasLog Partners, DryShips, Global Ship Lease and Tanker Investments Ltd ▪ Leading energy industry fairness opinion experience, having delivered 145 MLP fairness opinions in transactions representing over \$225 billion in value since 2012 alone ▪ 70% market share in MLP Buy-ins / Take-Private transactions since 2019
Process Considerations	**Understanding of Process and Required Thoroughness of Deliberations**	▪ Large, highly-experienced team with senior dedication and leading MLP expertise ▪ Flexibility in form of fairness opinion ▪ Transparent communication with Conflicts Committee ▸ Evercore can be eyes and ears, with early and often communication regarding findings, valuation and negotiation ▪ Understanding of process: requirement for diligence, analysis and documentation
Independence	**No Conflicts of Interest**	▪ Independent team, no conflicts
Dedicated Senior Team	**Experienced Core Team Able to Draw on the Full Capabilities of the Firm**	▪ Fully committed team, with extensive experience with the GLOP Conflicts Committee, involved in all aspects of the transaction ▸ Members of this team have advised the independent committees on the following MLP buy-in transactions: **DCP Midstream**, **Phillips 66 Partners**, **Höegh LNG Partners**, **Teekay Offshore Partners** and **Blueknight Energy Partners**, among others ▪ Senior level focus to ensure high level of execution

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Confidential Appendix

Confidential Evercore Transportation and Energy Team Bios

Confidential Mark Friedman Senior Managing Director, Transportation Mark Friedman is a Senior Managing Director at Evercore, leading the firm’s Global Shipping practice and is co-head of the firm’s Global Transportation practice. Previously he was the US Head of Transportation and Infrastructure and Global Head of Shipping at Bank of America Merrill Lynch from 2005 to 2009. Prior to his time at Merrill Lynch, Mark was an investment banker at Goldman, Sachs & Co. for eleven years. Since joining Evercore in 2009, under Mark’s leadership, Evercore has been among the most active firms providing merger advisory, restructuring and underwriting services. As a restructuring advisor, we have advised some of the largest debtors (each of whom successfully restructured in consensual transactions) including Zim, PIL, Danaos and TORM. We have worked on numerous large maritime mergers including the combinations of StarBulk and OceanBulk, General Maritime and Navig8, Global Ship Lease and Poseidon Containers. In 2022, we advised the Conflicts Committee of the Board of Hoegh MLP on the privatization by Hoegh LNG and we advised the sellers of Sea Trade Holdings on the sale of its vessels to Diana Shipping. We are currently advising Taylor Maritime on its potential acquisition of Grindrod Shipping. Mr. Friedman began his career as an Attorney at Davis Polk & Wardwell LLP. He holds a J.D. with Honors from the New York University, and a B.S. in Economics with Highest Honors from Rutgers University. Evercore’s Dedicated GasLog Partners Team 22

Confidential Raymond B. Strong lll Senior Managing Director, Energy Ray Strong is a Senior Managing Director in the firm’s Corporate Advisory business. He is a leading independent advisor to companies in the energy sector. He has more than 28 years of investment banking experience. While at Evercore Mr. Strong has advised: ■ The Conflicts Committee of Continental Resources, Inc, on its $35.1 billion take-private by the Hamm Family ■ Delaware Energy Services, LLC on its sale to Aris Water Solutions, Inc. ■ The Conflicts Committee of Rattler Midstream LP on the acquisition of all outstanding public common units by Diamondback Energy for $604 million ■ The Conflicts Committee of Blueknight Energy Partners G.P. L.L.C. regarding the take-private of Blueknight Energy Partners L.P. by Ergon, Inc. ■ The Conflicts Committee of Phillips 66 Partners on its sale to Phillips 66 for $14.4 billion ■ The Conflicts Committee of TC PipeLines GP, Inc., the General Partner of TC PipeLines, LP, on its merger with TC Energy Corporation ■ The Conflicts Committee of EQM Midstream Partners, LP on the acquisition of all outstanding public common units by Equitrans Midstream Corporation for $1.8 billion ■ Petrobras America Inc. (PAI) on its $562 million sale of Pasadena Refining System Inc. and additional related PAI subsidiaries to Chevron U.S.A., Inc. ■ Kinder Morgan, Inc. on its $38.5 billion merger with El Paso Corporation ■ Southern Union Company on its $10.3 billion merger with Energy Transfer Equity, L.P. ■ The Special Committee of DCP Midstream Partners, LP on its $11 billion combination with DCP Midstream, LLC ■ El Paso Corporation on it $7.2 billion sale of EP Energy, Inc. ■ The Conflicts Committee of Crestwood Gas Services GP LLC on the $7.0 billion merger of Crestwood Midstream Partners LP with Inergy Midstream ■ The Conflicts Committee of LinnCo, LLC on the $4.3 billion acquisition of Berry Petroleum Company and the subsequent contribution to Linn Energy, LLC ■ The Conflicts Committee of Energy Transfer Partners, L.P. on the acquisition of Energy Transfer Equity, L.P.’s 60% interest in ETP HoldCo for $3.75 billion ■ Suburban Propane Partners, L.P. on its $1.8 billion acquisition of the retail propane assets of Inergy, L.P. ■ TEAK Midstream, L.L.C. on its $1.0 billion sale to Atlas Pipeline Partners L.P ■ The Conflicts Committee of Access Midstream Partners GP, L.L.C. on the $50.0 billion merger of Access Midstream Partners and Williams Partners ■ Niska Gas Storage Partners LLC on its sale to Brookfield Infrastructure for $911.9 million ■ Bridger Logistics LLC on its $825.0 million sale to Ferrellgas Partners LP ■ U.S. Development Group LLC on the $500.0 million sale of its Crude-by-Rail Terminals to Plains All American Pipeline, L.P. ■ Calumet Specialty Products Partners, L.P. on its $120.0 million acquisition of Montana Refining Company, Inc. from Connacher Oil and Gas Limited ■ The Conflicts Committee of Western Gas Partners, LP on its $135.0 million acquisition of an additional 24% membership interest in Chipeta Processing LLC from Anadarko Petroleum Corporation ■ The Conflicts Committee of Tesoro Logistics, LP on its $75.0 million acquisition of the Martinez Crude Oil Marine Terminal from Tesoro Corp ■ The Conflicts Committee of the Board of Directors of the General Partner of Energy Transfer Partners, L.P. on the exchange of 50.2 million ETP common units owned by ETE for economics of 50% of SXL GP Interest/IDRs ■ The Conflicts Committee of the Board of Williams Partners L.P. on its $13.8 billion sale to The Williams Companies, Inc. ■ Andeavor on the sale of its incentive distribution rights and economic GP interest to Andeavor Logistics, LP ■ The Conflicts Committee of Transocean Partners LLC on the acquisition of Transocean Partners LLC by Transocean Ltd. ■ The Conflicts Committee of Midcoast Holdings, LLC on the acquisition of Midcoast Holdings, LLC by an indirect subsidiary of Enbridge Inc. ■ The Conflicts Committee of VTTI Energy Partners, LP on VTTI B.V.’s announced tender offer for its common units ■ The Conflicts Committee of PennTex Midstream on Energy Transfer Partners’ announced tender offer for its common units ■ The Conflicts Committee of World Point Terminals on World Point Inc’s announced tender offer for its common units ■ The Conflicts Committee of the Board of Directors of NextEra Energy Partners, LP on all of its dropdown transactions ■ The Conflicts Committee of Phillips 66 Partners LP on all of its dropdown transactions ■ The Conflicts Committee of Valero Energy Partners LP on all of its dropdown transactions ■ The Conflicts Committee of EnLink Midstream Partners, LP on its acquisition of the Tall Oak Midstream, LLC for $1.55 billion ■ The Conflicts Committee of MPLX LP on all of its dropdown transactions Prior to Evercore, Mr. Strong ran the midstream practice at Goldman, Sachs & Co. Mr. Strong successfully executed 13 IPOs, numerous high yield offerings and worked on some of the most noteworthy domestic and international M&A transactions in the energy industry, including advising: ■ Chevron Corporation on the acquisition of Atlas Energy, Inc. and on the sale of Chevron’s interest in Colonial Pipeline ■ Hess Corporation on its acquisition of American Oil & Gas Inc. and on its acquisition of Triton Energy Limited ■ Kinder Morgan and a consortium of financial sponsors on Kinder Morgan’s $22 billion management buyout ■ Union Pacific Resources Group Inc. on its sale to Anadarko Petroleum Corporation Mr. Strong holds a B.A. from Middlebury College. Evercore’s Dedicated GasLog Partners Team (Cont’d) 23

Confidential Evercore’s Dedicated GasLog Partners Team (Cont’d) John McGraw Managing Director, Energy John McGraw is a Managing Director in the firm’s Corporate Advisory business. While at Evercore, Mr. McGraw has advised on the following selected transactions: ■ The Special Committee of DCP Midstream, LP on the acquisition of all outstanding public common units by Phillips 66 for $3.8 billion ■ Outrigger Energy II LLC on the $165 million sale of gathering and processing assets in the DJ Basin to Summit Midstream Partners, LP ■ Delaware Energy Services, LLC on its sale to Aris Water Solutions, Inc. ■ The Conflicts Committee of Rattler Midstream LP on the acquisition of all outstanding public common units by Diamondback Energy for $604 million ■ The Conflicts Committee of Blueknight Energy Partners G.P. L.L.C. regarding the take-private of Blueknight Energy Partners L.P. by Ergon, Inc. ■ Aka Energy Group, LLC on its sale of the Gilcrest System to Cureton Midstream, LLC ■ The Conflicts Committee of CSI Compressco LP on its acquisition of Spartan Energy Partners ■ The Conflicts Committee of Phillips 66 Partners on its sale to Phillips 66 for $14.4 billion ■ Aris Water Solutions on its $230 million initial public offering ■ The Conflicts Committee of Enviva Partners, LP on the elimination of its IDRs for $870 million ■ Easton Energy LLC on its up to $245 million preferred equity raise from Global Infrastructure Partners ■ The Conflicts Committee of Enviva Partners, LP on the acquisition of the Lucedale Plant and Pascagoula Terminal for $260 million ■ GasLog Ltd. regarding its $5 billion take-private by BlackRock Global Energy & Power Infrastructure Fund ■ Seadrill Partners LLC on its $2.8 billion restructuring and entry into a new management services agreement ■ The Conflicts Committee of TC PipeLines GP, Inc., the General Partner of TC PipeLines, LP, on its merger with TC Energy Corporation ■ An ad hoc group of noteholders representing $1.8 billion of unsecured notes regarding Oasis Petroleum, Inc.’s chapter 11 bankruptcy ■ The Conflicts Committee of Phillips 66 Partners GP LLC regarding Phillips 66 Partners’ acquisition of a 50% interest in Liberty Pipeline from Phillips 66 for $75 million ■ The Conflicts Committee of CNX Midstream GP LLC regarding the elimination of CNXM’s Incentive Distribution Rights ■ Calumet Specialty Products Partners, L.P. regarding the sale of its San Antonio Refinery for $63 million ■ The Special Committee of DCP Midstream, LP regarding the elimination of DCP’s Incentive Distribution Rights for $1.5 billion ■ The Conflicts Committee of GasLog Partners regarding the elimination of GasLog Partners’ Incentive Distribution Rights ■ The Conflicts Committee of Enviva Partners GP, LLC regarding the acquisition of the Hamlet Plant for $165 million ■ The Conflicts Committee of American Midstream GP, LLC regarding the take-private of American Midstream Partners, LP by an affiliate of ArcLight Capital Partners, LLC ■ SunCoke Energy, Inc. regarding its acquisition of all publicly-owned common units of SunCoke Energy Partners, L.P. ■ SemGroup Corporation’s Board of Directors regarding SemGroup’s C$1.15 billion contribution of SemCAMS to a joint venture with KKR ■ The Conflicts Committee of GasLog Partners regarding the elimination of GasLog Partners’ 50% IDR tier for $25 million ■ The Conflicts Committee of InfraREIT, Inc. regarding the $2.2 billion acquisition of InfraREIT, Inc. by Oncor Electric Delivery Company LLC ■ The Special Committee of Enbridge Energy Partners, L.P. regarding Enbridge, Inc.’s $2.5 billion acquisition of Enbridge Energy Partners, L.P. ■ Caprock Midstream Holdings LLC and Energy Spectrum on the sale of Caprock to EagleClaw Midstream Ventures, LLC and Blackstone Energy Partners for $950 million ■ The Conflicts Committee of CNX Midstream GP LLC on CNX Midstream Partners LP’s acquisition of a 95% interest in the Shirley-Pennsboro gathering system $265 million ■ SemGroup Corporation’s private placement of $350.0 million 7% Series A Convertible Preferred Shares to Warburg Pincus, CIBC Atlantic Trust and Tortoise Capital Advisors ■ Discovery Midstream on its sale to TPG Growth, the middle market and growth equity platform of global alternative asset firm TPG ■ The Conflicts Committee of PennTex Midstream GP, LLC regarding Energy Transfer Partners’ Tender Offer to acquire PennTex Midstream Partners, LP for $1.0 billion ■ The Conflicts Committee of VTTI Energy Partners GP LLC regarding the acquisition of VTTI Energy Partners LP by VTTI B.V. for $1.3 billion ■ The Conflicts Committee of TC PipeLines GP, Inc., the General Partner of TC PipeLines, LP, on the $765 million acquisition of a 49.34% interest in Iroquois Gas Transmission System, L.P. and an 11.81% interest in Portland Natural Gas Transmission System ■ The Conflicts Committee of Dominion Midstream GP, LLC on Dominion Midstream Partners, LP’s $1.7 billion acquisition of Questar Pipeline, LLC from Dominion ■ SunCoke Energy, Inc. on its proposed acquisition of SunCoke Energy Partners, L.P. for $1.6 billion ■ CSI Compressco LP on its $80.0 million private placements of Series A Convertible Preferred Units ■ The Conflicts Committee of Rose Rock Midstream GP, LLC regarding the acquisition of Rose Rock Midstream, L.P. by SemGroup Corporation for $1.7 billion ■ The Conflicts Committee of American Midstream GP, LLC on the issuance of 8.6 million Series C convertible preferred units to ArcLight Capital Partners ■ Kellen-Wildcat Holdings, LLC on its sale of a 40.0% equity interest in Wildcat Midstream Holdings, LLC to affiliates of Highstar Capital ■ Cumberland Farms, Inc. on its sale of Gulf Oil, LP and its Assured Dealers business to affiliates of ArcLight Capital Partners, LLC ■ The Conflicts Committee of Northern Tier Energy GP LLC regarding Western Refining’s acquisition of the remaining 62% interest in Northern Tier Energy LP for $1.5 billion ■ Kinder Morgan, Inc. regarding Kinder Morgan, Inc.’s and Brookfield Asset Management Inc.’s joint acquisition from Myria Holdings, Inc. of the 53% equity interest in Natural Gas Pipeline Company of America LLC not already owned by them representing an enterprise value of $3.4 billion ■ The Audit Committee of Sanchez Energy regarding the sale certain pipeline, gathering and compression assets to Sanchez Production Partners LP for $345 million ■ The Conflicts Committee of American Midstream GP, LLC regarding $162 million acquisition of an interest in the Delta House semi-submersible floating production system ■ CONSOL Energy Inc. on the formation of CNX Coal Resources LP and CNX Coal Resources LP on its $75 million initial public offering ■ SunCoke Energy, Inc. on its contribution of a 75.0% interest in its Granite City Cokemaking Facility to SunCoke Energy Partners, L.P. for $245 million ■ USD Partners LP on its $155 million initial public offering ■ GasLog Partners LP on its $203 million initial public offering ■ Eagle Rock Energy Partners, L.P. regarding the $1.3 billion contribution of its Midstream Business to Regency Energy Partners LP ■ The Conflicts Committee of Spectra Energy Partners on the $12.3 billion acquisition of Spectra Energy Corp’s U.S. pipeline and storage assets Mr. McGraw began his investment banking career with Barclays in the Global Natural Resources group where he advised SunCoke Energy Partners, L.P. and KNOT Offshore Partners LP on their respective MLP IPOs and PBF Energy Inc. on its C-Corp IPO. Mr. McGraw graduated with a B.A. in Economics from Cornell University and received his MBA from Columbia Business School 24

Confidential Jack Eshelman Managing Director, Transportation Jack Eshelman is a Managing Director in the firm’s Corporate Advisory business covering clients across Transportation, Energy and Infrastructure. He began his investment banking career with Credit Suisse in the Mergers & Acquisitions Group where he advised on various transactions including: Summit Partners’ acquisition of HealthSun, the sale of Arclin to Lone Star Funds, Kinder Morgan’s sale of a 50% equity interest in the Utopia Pipeline to Riverstone Holdings and Energy Transfer Partners’ acquisition of 100% of the privately held LP interests in PennTex Midstream Partners. Since joining Evercore in 2017, he has advised a wide range of clients in the Transportation, Energy and Infrastructure sectors on corporate M&A transactions, restructurings, dropdowns, asset sales and capital structure solutions including: Scorpio Tankers, Höegh LNG Partners, U.S. Xpress, Union Pacific, Capital Product Partners, GasLog Partners, GasLog, Eaglebulk, General Ore, DryShips, Teekay Offshore, GOL Intelligent Airlines, American Commercial Lines, New Fortress Energy, Apollo, Sixth Street Partners, Frontier Airlines, ABN AMRO, Volaris Airlines, Canadian Pacific Railway, Sun Country Airlines and USA Truck. He was previously an Investment Analyst at AvalonBay Communities, a multi-family REIT based in Arlington, VA. He graduated with a B.A. in History with Distinction from The University of Virginia and received an M.B.A from the Darden School of Business at The University of Virginia. Evercore’s Dedicated GasLog Partners Team (Cont’d) 25

Confidential Additional Special Committee Credentials

Confidential

Selected Special Committee and Board Advisory Assignments

Client	Date	Size ($bn)	Transaction
DCP Midstream	1/6/2023	$3.8	Advising the Special Committee of DCP Midstream on Phillips 66's Acquisition of the Public Common Units of DCP Midstream
Continental	10/17/2022	4.3	Advised the Special Committee of Continental Resources Inc. on its take-private acquisition by the Hamm Family
Capital	6/7/2022	0.6	Advising the Conflicts Committee of the Board of Directors of Capital Product Partners L.P. on exercising its option to acquire Container Vessels and an LNG Carrier from Capital Maritime & Trading Corp
Höegh LNG	5/25/2022	0.8	Advised the Special Committee on its ~$770mm take-private transaction with Sponsor
News Corp	9/23/2021	1.0	Advised the Special Committee of News Corp. on the termination of its poison pill and the authorisation of its stock repurchase program
inovalon	8/19/2021	7.3	Advised the Special Committee of the Board of Directors of Inovalon Holdings Inc. on its sale to an equity consortium led by Nordic Capital, and joined by Insight Partners and other investors
CP	3/21/2021	29.0	Advised the Board of Directors of Canadian Pacific on its acquisition of Kansas City Southern
Jardine Strategic	3/7/2021	5.5	Advised Jardine Strategic on the recommended cash acquisition of Jardine Strategic by Jardine Matheson
GasLog	2/22/2021	0.3	Advised the Special Committee of GasLog Ltd on its merger with BlackRock Global Energy & Power Infrastructure Fund
CorEnergy	2/4/2021	0.0	Advised the Special Committee of CorEnergy on the internalization of its external manager, Corridor InfraTrust Management, LLC
FBM	11/16/2020	1.4	Advised the Special Committee of Foundation Building Materials' Board of Directors on its sale to American Securities
GNC Live Well	10/7/2020	0.8	Advised the Special Committee of GNC on the sale of substantially all of its assets to Harbin Pharmaceutical Group
GCI Liberty	8/6/2020	11.9	Advised the Special Committee of GCI Liberty on its sale to Liberty Broadband Corporation
Annaly	2/12/2020	N/A	Acquisition/Internalization of its external manager, Annaly Management Company LLC
Pattern	11/4/2019	6.1	Take-private acquisition by Canada Pension Plan Investment Board
DryShips Inc.	8/19/2019	0.7	Sale to SPII Holdings Inc.

Highlighted rows: Selected Shipping Special Committee and Board Advisory Assignments

Evercore 26 GasLog Partners

Confidential Client Date Size ($bn) Transaction 6/7/2019 $0.7 Sale to Elliott Advisors (UK) Limited 5/30/2019 0.4 Unsolicited offer from Brookfield Business Partners and its certain affiliates 2/26/2019 N/A Elimination of Summit's GP/IDRs and prepayment of a portion of its deferred purchase price obligation 2/14/2019 3.7 Elimination of EQM's IDRs and restructuring of the economic GP interest held by Equitrans Midstream 1/16/2019 40.0 Merger with Fiserv 1/3/2019 1.6 Merger with Magnolia Infrastructure Holdings, an indirect subsidiary of Arclight 11/26/2018 0.5 Sale to Arclight 11/16/2018 0.0 GP IDR buy-in and modification 10/29/2018 0.8 Strategic combination with Poseidon Containers and K&T Marine 10/22/2018 13.1 Merger with EnLink Midstream, LLC 9/18/2018 3.5 Acquisition of all public equity of Enbridge Energy Partners and Enbridge Energy Management 7/17/2018 3.7 Merger with Ply Gem 7/2/2018 25.9 Advising the Special Committee of Dell Technologies on the merger between Class V and Class C shares Selected Special Committee and Board Advisory Assignments (Cont’d) Selected Shipping Special Committee and Board Advisory Assignments 27

Confidential Client Date Size ($bn) Transaction 6/26/2018 $5.0 Merger with Tallgrass Energy 5/17/2018 N/A Sale of the public's 26.2% interest to Williams Company 5/3/2018 N/A Decision to approve the conversion from a partnership to a C-Corporation 4/29/2018 59.0 Advising the Independent Committee of the Board of Directors of T-Mobile on its acquisition of Sprint 2/21/2018 2.4 Dropdown and merger with RMP 1/11/2018 0.1 Aframax dropdown from Capital Ship Management Corp 1/1/2018 0.6 Sale to Archrock 12/3/2017 77.0 Sale to CVS 11/6/2017 0.3 49% FSRU dropdown from Sponsor Höegh LNG 10/27/2017 21.3 Takeover offer from Nesta Investment Holdings Limited 9/11/2017 1.3 Acquisition of Moy Park 8/16/2017 0.2 Dropdown of 25% interest in FLNG Hilli from Golar LNG 6/30/2017 N/A Sale to Energy Transfer 6/2/2017 N/A Commencement of a tender offer for WPT’s common units by World Point 5/31/2017 0.5 Sale to Teekay Tankers Selected Special Committee and Board Advisory Assignments (Cont’d) Selected Shipping Special Committee and Board Advisory Assignments 28

Confidential Client Date Size ($bn) Transaction 5/8/2017 $0.5 Sale to VTTI 3/22/2017 0.1 Acquisition of Sturgeon Acquisitions, LLC 2/28/2017 0.2 Acquisition of MBS Textbook Exchange, LLC 2/14/2017 3.3 Sale to SoftBank Group Corp 2/3/2017 N/A Sale to Enbridge 1/9/2017 11.4 Permanent IDR waiver and elimination of the economic GP interest held by Williams Company 1/4/2017 N/A Merger with DCP Midstream 12/1/2016 0.2 51% FSRU dropdown from Höegh LNG 10/24/2016 0.1 MR dropdown from Capital Ship Management Corp 10/24/2016 6.5 Sale of 25% interest to HNA by Blackstone 8/1/2016 N/A Merger with Transocean 6/3/2016 18.7 Merger of Equals with NorthStar Realty Finance Corp. and Colony Capital, Inc. 5/31/2016 1.7 Merger with SemGroup 4/27/2016 Withdrawn Recapitalization via Issuance of Class C Non-Voting Shares 3/31/2016 N/A Strategic Alternatives for Greater China Intermodal Investments Selected Special Committee and Board Advisory Assignments (Cont’d) Selected Shipping Special Committee and Board Advisory Assignments 29

Confidential Selected Special Committee and Board Advisory Assignments (Cont’d) Client Date Size ($bn) Transaction 2/24/2016 $0.8 Acquisition of Springfield Pipeline 2/1/2016 37.0 Sale to Avago 5/6/2015 7.5 Merger with Crestwood Midstream Partners LP 3/12/2015 0.3 Amendment of its Notes and Warrants 2/25/2015 3.0 Merger of equals with Navig8 Crude Tankers 10/13/2014 5.8 Acquisition of Atlas Pipeline Partners 9/23/2014 N/A Restructuring of interests in Alipay and Alibaba Financial businesses 6/16/2014 1.7 Acquisition of Oceanbulk 6/15/2014 38.4 Merger of Williams Partners L.P. and Access Midstream Partners L.P. 1/4/2014 11.7 Proposed sale to Liberty Media 1/2/2014 3.7 Sale to 41.5% of member interests to Fiat 10/22/2013 2.3 Merger with Plains All American Pipeline 8/12/2013 1.6 Merger with Pioneer Natural Resources 4/23/2013 1.2 Creation of new subsidiary capitalized via asset contribution and shareholder rights offering 2/5/2013 22.6 Take private by Michael Dell and Silver Lake Selected Shipping Special Committee and Board Advisory Assignments 30

Confidential Client Date Size ($bn) Transaction 12/20/2012 $0.5 Sale to EQT Infrastructure II 12/5/2012 3.4 Sale to Freeport 10/3/2012 6.3 Merger with T-Mobile USA 9/17/2012 36.1 Spin-off of North American Grocery businesses 5/15/2012 N/A Transfer of Terminal Use Agreement 3/28/2012 0.3 Acquisition of Wheatland Oil 3/14/2012 0.9 Sale to SS&C Technologies 2/27/2012 0.3 Sale of 80% stake in Boardwalk HP Storage to Loews 9/30/2011 0.3 Merger with Crude Carriers Corp. 9/13/2011 2.5 Sale to MacAndrews & Forbes 6/16/2011 9.3 Sale to Energy Transfer Equity, L.P. 6/5/2011 0.1 Sponsor to partnership asset transfer 4/21/2011 7.3 Recapitalization / Purchase of controlling interest by Fiat 8/9/2010 0.1 Acquisition of two product tankers Selected Special Committee and Board Advisory Assignments (Cont’d) Selected Shipping Special Committee and Board Advisory Assignments 31

Confidential

Extensive Shipping Special Committee Experience

Of the 32 shipping M&A transactions since 2015, nearly 70% were Special Committee assignments

Advised HÖEGH LNG Special Committee on its ~$770mm take-private transaction with Sponsor Sole Advisor 2022	Advised CAPITAL PRODUCT PARTNERS L.P. Special Committee on the transfer of 1 LNG carrier and 3 Containerships for ~$600mm from the Sponsor to the Partnership 2022	Advised CAPITAL PRODUCT PARTNERS L.P. Special Committee on the transfer of 3 LNG carriers for ~$625mm from the Sponsor to the Partnership 2021	Advised CAPITAL PRODUCT PARTNERS L.P. Special Committee on the transfer of 3 LNG carriers for ~$600mm from the Sponsor to the Partnership 2021	Advised GASLOG Special Committee of the Board of Directors of GasLog Ltd. on its ~$5 billion take-private transaction with BLACKROCK 2021	Advised TEEKAY OFFSHORE PARTNERS Conflicts Committee on its Unsolicited $4.4bn Take-Private Proposal from Brookfield Business Partners Sole Advisor 2019
Advised Special Committee on its Unsolicited $717mm Take-Private Proposal from SPHI Holdings Sole Advisors 2019	Advised GASLOG PARTNERS Conflicts Committee on GP IDR elimination Sole Advisor 2019	Advised GASLOG PARTNERS Conflicts Committee on GP IDR buy-in and modification Sole Advisor 2018	Advised GLOBAL SHIP LEASE on its merger with POSEIDON CONTAINERS Sole Advisor 2018	Advised CAPITAL PRODUCT PARTNERS L.P. Special Committee on an Aframax dropdown from CAPITAL SHIP MANAGEMENT CORP Sole Advisor 2018	Advised HÖEGH LNG PARTNERS LP Special Committee on 49% FSRU dropdown from Sponsor HÖEGH LNG Sole Advisor 2017
Advised TANKER INVESTMENTS LTD. Special Committee on sale to TEEKAY TANKERS Sole Advisor 2017	Advised Golar LNG Partners LP Special Committee on dropdown of 25% interest in FLNG Hilli from Golar LNG Sole Advisor 2017	Advised seaspan Special Committee on Strategic Alternatives Sole Advisor 2016	Advised HÖEGH LNG PARTNERS LP Special Committee on 51% FSRU dropdown from HÖEGH LNG Sole Advisor 2016	Advised CAPITAL PRODUCT PARTNERS L.P. Special Committee on an MR dropdown from CAPITAL SHIP MANAGEMENT CORP Sole Advisor 2016	Advised on the $3.0bn merger of equals with NAVIG8 CRUDE TANKERS INC Sole Advisor 2015
Advised CAPITAL PRODUCT PARTNERS L.P. on the transfer of five vessels for $311.5 mm from the Sponsor to the Partnership and a restructuring of its Incentive Distribution Rights Sole Advisor 2014	Advised StarBulk CARRIERS CORP. on its $1.7 billion acquisition of Oceanbulk Sole Advisor 2014	Advised CAPITAL PRODUCT PARTNERS L.P. on its $281 million 100% unit-for-stock merger with CRUDE CARRIERS CORP. Sole Advisor 2011	Advised CAPITAL PRODUCT PARTNERS L.P. on the transfer of two MR product tankers for $86.5 million and a Capesize bulker for $98.5 million from the Sponsor to the Partnership Sole Advisor 2010-2011		

EVERCORE
32
GASLOG PARTNERS

Confidential Additional Case Studies

Confidential Brookfield Acquires Teekay Offshore Partners L.P. in $4.4bn Take-Private ◼ On October 1, 2019 Teekay Offshore Partners L.P. (“TOO”), a Marshall Islands partnership, announced that it has entered into a definitive agreement and plan of merger (“Merger Agreement”) with Brookfield Business Partners L.P. and certain of its affiliates and institutional partners (“Brookfield”), under which Brookfield will acquire all of the outstanding common units of TOO not already held by Brookfield and its affiliates for cash consideration of $1.55 per common unit (the “Merger Consideration”) Transaction value of approximately $4.4 billion Each unaffiliated unitholder will have the option to forgo the right to receive the cash consideration in exchange for a rollover unit (the “Rollover Option”) ◼ The Merger Consideration represents a 28.1% premium to the unaffected closing unit price of $1.21 as of May 16, 2019 and a 47.6% increase over the initial offer of $1.05 from Brookfield extended on May 17, 2019 ◼ At the time the transaction was announced, Brookfield owned ~73.0% of the common units and 100.0% of the general partner As required under the Limited Partnership Agreement (the “LPA”), a Conflicts Committee was appointed to evaluate the transaction and negotiate on behalf of the unaffiliated unitholders The LPA provides a safe harbor for Conflicts Committee approved transactions (i.e. all Conflicts Committee approved transactions fall under Business Judgement) Shortly after announcement, Brookfield will act by written consent to approve the transaction ◼ Upon the closing of the merger, the common units will cease to be publicly traded, and the out-of-the-money Brookfield Transaction Warrants and Series D Warrants will be cancelled ◼ The Preferred Series A, B and E units are to remain unchanged, outstanding and publicly traded, and TOO will maintain SEC filing requirements, as required ◼ Evercore served as the exclusive financial advisor to the Conflicts Committee of the Board of Directors of Teekay Offshore GP L.L.C. and provided a fairness opinion in connection with the transaction The Conflicts Committee, Board of Directors and Evercore did not consider, evaluate, opine on or recommend the Rollover Option as part of the transaction Source: Partnership management, Partnership filings, FactSet as of October 1, 2019 Seller Unaffiliated unitholders of TOO Buyer Brookfield Vote No unitholder vote, Brookfield to act by written consent TOO not subject to proxy rules but 13E-3 information statement will be filed Transaction Consideration Unaffiliated unitholders receive $1.55 per common unit OR Unaffiliated unitholders forgo the right to receive cash consideration and instead receive a rollover unit for each common unit Transaction Results in: ◼ Brookfield acquisition of remaining 26.8% LP interest from unaffiliated unitholders ◼ Brookfield provides unaffiliated unitholders with an aggregate consideration of $170.6 million Overview Transaction Summary TOO Unit Price Performance 7/26/17: Strategic partnership announced (Brookfield initial investment) 7/3/18: Brookfield exercises option to assume controlling interest in GP from Teekay Corporation 4/29/19: Brookfield acquires Teekay Corporation’s remaining common units and GP ownership in TOO as well as out-of-the-money warrants 10/1/19: Brookfield and TOO announce transaction at $1.55 per common unit 5/17/19: Brookfield makes unsolicited initial offer at $1.05 per common unit $1.53 $ - $1.00 $2.00 $3.00 Jul-17 Dec-17 May-18 Nov-18 Apr-19 Oct-19 33

Confidential ◼ DryShips Inc. (“DryShips”, formerly “DRYS” or “The Company”) is a diversified owner and operator of ocean going cargo vessels that operate worldwide through three segments: drybulk, offshore support and tanker ◼ SPII Holdings, owner of previously approximately 83.4% of the outstanding DryShips’ Common Shares, acquired all remaining publicly-owned Common Shares for 100% cash consideration 6/13/2019: SPII offered to take DryShips private at $4.00 / share, 26.6% above its unaffected price of $3.16 / share, valuing the Company at 0.60x P / NAV (0.66x P / Adj. NAV1 ) 8/8/2019: After five rounds of negotiations, SPII and DryShips settled on $5.25 / share, valuing the Company at 0.79x P / NAV (0.86x P / Adj. NAV1 ) ◼ No control premium was included, given that Unaffiliated Shareholders only owned 16.6% outstanding common interest in DryShips DryShips Take-Private by George Economou and SPII Holdings To Unaffiliated Shareholders ◼ Provided immediate liquidity and certain value for their shares at $5.25 per share ◼ Received a 66.1% premium to unaffected share price, which excludes any control premiums given their 16.6% ownership of the Company ◼ Eliminated risk of continued exposure to operational and legal risks in DRYS’ business and market risks, including minimal trading liquidity and lack of research coverage, inherent in remaining a public company ◼ Execution certainty with no financing contingency To SPII Holdings ◼ Elimination of public costs and disclosure requirements ◼ Ability to capture discount to NAV ◼ Full control of company and fleet Transaction Overview Share Price Performance Key Benefits and Considerations Negotiation Process Source: Company filings, FactSet 1. Adjusted for deduction of $0.58 per share for potential Management Agreement friction costs (costs under the TMS agreements are significantly higher than other drybulk public companies) $5.24 $0.00 $2.00 $4.00 $6.00 $8.00 Oct-18 Dec-18 Mar-19 May-19 Jul-19 Oct-19 6/13/19: Announced receipt of acquisition proposal from SPII Holdings for $4.00 / share 7/8/19: Announced Special Committee’s appointment of financial and legal advisors 8/19/19: Entered into definitive merger agreement with SPII for $5.25 / share in cash 10/9/19: Announces shareholders’ approval of merger 10/11/19: Announces completion of acquisition Date Party Price 6/13/19 SPII Holdings $4.00 7/31/19 DRYS Special Committee 6.00 8/5/19 SPII Holdings 4.50 8/5/19 DRYS Special Committee 5.50 8/7/19 SPII Holdings 5.00 8/8/19 DRYS Special Committee 5.25 Although the transaction was not conditioned on a “Majority of the Minority” vote, requested by the Special Committee, 82.5% of the unaffiliated shares voted in favor of this transaction 34

Confidential Additional Detail Regarding GasLog Partners

Confidential $8.26 $ - $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 $14.00 $16.00 $18.00 Dec-19 Aug-20 Mar-21 Nov-21 Jun-22 Jan-23 $8.26 $6.50 $7.50 $8.50 1/24 1/25 1/27 1/29 1/31 February 2022: Russian Invasion of Ukraine Situation Overview Unit price performance has not rebounded after the COVID-19 driven declines of early 2020 despite improvement in LNG markets 3/31/20: Releases financial results and operational update, considering COVID-19 Outbreak 4/2/20: GasLog Partners takes delivery of the GasLog Windsor, a 180k cbm LNGC newbuild 6/15/21: Announces new charter agreement with Total and Shell 8/8/20: Announces appointment of CEO Paul Wogan and additional Director transitions 6/21/21: Announces new charter agreement with Cheniere Source: FactSet (as of 1/24/22) 7/8/21: Announces appointment of COO Paolo Enoizi as CEO and Director of GLOP 2/22/21: GasLog Ltd enters into agreement and plan of merger with BlackRock February 2020: Onset of Global COVID-19 Pandemic 11/10/20: Announces intention to pursue strategic alternatives and announces distribution cut $0.01 January 25 2022: GLOG makes proposal to acquire all outstanding units of GLOP not owned by LOG Performance Since Offer 18% increase since unaffected date / 7% premium to $7.70 offer price 35

Confidential (55.4%) 38.8% 24.3% (100.0%) (80.0%) (60.0%) (40.0%) (20.0%) 0.0% 20.0% 40.0% 60.0% 80.0% 100.0% Dec-19 Aug-20 Mar-21 Nov-21 Jun-22 Jan-23 GLOP Peer Index S&P500 Situation Overview GLOP’s trading performance relative to benchmarks and its peers Source: FactSet (as of 1/24/22) 1. Includes CPLP, DLNG, FLNG and KNOP, weighted by market capitalization. EE and COOL excluded, as they had not yet been publicly traded as of 1/1/20 1 Indexed Common Unit Price Performance (1/1/20 to Unaffected Date) Since 1/1/20 Since 1/1/21 Since 1/1/22 GLOP (55.4%) 156.6% 57.6% Peer Index 38.8% 79.9% 5.3% S&P 500 24.3% 6.9% (16.3%) 36

Confidential 0.0% 5.7% 10.4% 33.2% 23.3% 19.1% 8.4% $2.00 - $3.00 $3.00 - $4.00 $4.00 - $5.00 $5.00 - $6.00 $6.00 - $7.00 $7.00 - $8.00 $8.00 - $9.00 13.3% 22.7% 16.5% 28.8% 8.6% 7.1% 3.1% $2.00 - $3.00 $3.00 - $4.00 $4.00 - $5.00 $5.00 - $6.00 $6.00 - $7.00 $7.00 - $8.00 $8.00 - $9.00 Situation Overview GLOP’s unit price has been largely range bound from $5-8 since the Russian invasion of Ukraine, and has remained below $8 for 90%+ of trading days since the invasion Historical Trading Prices (12/31/19 to Unaffected Date) Historical Trading Prices (2/25/22 to Unaffected Date)1 VWAP from 2/25/22-1/24/23: $5.99 VWAP from 12/31/19-1/24/23: $4.69 Source: FactSet (as of 1/24/23) Note: Based on closing price data. Public float defined as common units held by entities unaffiliated with the Sponsor 1. On 2/24/22, Russia launched its invasion of Ukraine Low Unit Price: $2.50 Date: 4/23/21 High Unit Price: $8.38 Date: 11/4/22 Low Unit Price: $3.30 Date: 3/3/22 High Unit Price: $8.38 Date: 11/4/22 37

Confidential $2.5 $18.8 $10.2 $4.4 $3.3 $0.8 $0.2 Median: $3.9 Mean: $6.3 Situation Overview Larger market cap LNG companies continue to see higher levels of trading liquidity Source: FactSet (as of 1/24/23) 1. Calculated as 90-day unit trading volume, multiplied by 90-day volume-weighted average price per unit ($ in millions) Equity Market Value (as of Unaffected Date) 90 Day Average $ Daily Trading Volume (as of Unaffected Date)1 $379 $2,534 $1,684 $552 $273 $197 $105 Median: $412.6 Mean: $890.9 38

Confidential Situation Overview Limited institutional or yield focused investor base Source: FactSet, Partnership filings Summary Institutional Ownership Institution Units (000's) Ownership % Cobas Asset Management 5,096 9.9% Invesco Advisers 2,366 4.6% Renaissance Technologies 767 1.5% Two Sigma Advisers 399 0.8% Forager Funds Management 282 0.5% Walleye Capital 277 0.5% Andbank Wealth Management 239 0.5% Acadian Asset Management 218 0.4% Goldman Sachs & Co. LLC 202 0.4% Two Sigma Investments 189 0.4% Global X Management Co 189 0.4% Arrowstreet Capital 135 0.3% Russell Investment Management 128 0.2% Susquehanna Financial Group 124 0.2% Schonfeld Strategic Advisors 94 0.2% Top 15 Institutional 10,705 20.7% Insider Ownership Summary Holder Units (000's) Ownership % Holder Units (000's) Ownership % GasLog Ltd. 15,622 30.2% Institutional/Other (Net of Short Interest) 11,831 22.9% Total Insider 15,622 30.2% Insiders 15,622 30.2% Retail 24,235 46.9% Total Common Units Outstanding 51,688 100.0% Institutional 22.9% Insiders 30.2% Retail 46.9% 39

Confidential

Situation Overview

($ in millions, except per unit data)

Analyst Projections by Stifel (January 26, 2023) – Price Target of $9.50

STIFEL | **Price Target: $9.50**

"The partnership said it has "agreed in principle" to convert an older, 145,000 cbm steamship into a floating storage and regasification unit (FSRU) for the Venice Energy project located at the Port of Adelaide in Australia. **The partnership expects a ~10-year contract to materialize in the 2H-2023. The conversion is expected to take 8-10 months and should cost ~$100 million. This would be important as it is the first asset growth since the distribution cut.**"

"The Methane Becki Anne contract was extended with Shell for another five years that will continue through March 2029. We estimate that the contract rate would be roughly $80k/day. Cheniere extended its contract on the Methane Jane Elizabeth for an additional year until March 2024 which was at ~$39,000/day. Lastly, the GasLog Seattle was chartered for a year from March 2023 for ~$115,000/day. **Given rates came in higher than we expected, we are moving our estimates up to account for the new charters.**" (1/26/23)

Revenue Projections


$362
$301
2023E
2024E

EBITDA Projections


$273
$211
2023E
2024E

Debt / EBITDA Projections


3.5x
3.8x
2023E
2024E

Source: Wall Street research
Note: Projections included for select brokers with available data

EVERCORE 40 GASLOG PARTNERS

Confidential 10.5 12.8 12.4 8.5 3.2 1.6 1.7 8.0 6.6 3.8 1.8 N/A 14 18 13 10 7 6 Situation Overview Despite a sizeable fleet, GLOP’s average charter duration is limited relative to peers Fleet Count1 Weighted Average Charter Duration (Years)2 Source: Partnership / Company websites and filings, Clarksons Note: CPLP figures excluded its drybulk and containership vessels 1. Disclosed fleet count as of 1/24/23 Weighted Average Fleet Age (Years)3 Average TCE Rate ($ per Day)4 FSRU LNGC Shuttle Tanker $79,284 $75,941 $73,771 $59,917 N/A N/A 2. Figures as of 1/24/23, weighted by cbm; EE average charter duration not disclosed; KNOP figure represents 1.9yr value disclosed on 11/30/22, less the fractional year passed to present 3. Figures as of 1/24/23, weighted by cbm 4. GasLog figure calculated as disclosed 2024 contracted time charter revenue of $157.3mm, divided by 1,984 total contracted days. DLNG figure represents consolidated fleet Q3 TCE rate. CPLP figure based upon contracted rates disclosed as of 11/10/22. FLNG figure represents consolidated fleet Q3 TCE rate. 41

Confidential Based on Book Value Total Debt $1,141.7 (–) Cash and Equivalents (145.5) Net Debt $996.1 Book Value of Common Equity $681.6 Book Value of Preferred Equity 279.3 Enterprise Value (Book Value) $1,957.0 Net Debt / Enterprise Value (Book Value) 50.9% Net Debt / 2022E EBITDA 3.6x Net Debt / 2023E EBITDA 4.7x Situation Overview Summary Market Data Public Market Overview Capital Structure ($ in millions, except per unit data) Source: Partnership filings, FactSet (as of 1/24/23), Wall Street Research, Clarksons Note: Unaffected metrics based on (1/24/23) closing price of $6.98 per common unit 1. EBITDA, Distribution Yield and NAV estimates based on Stifel (1/24/23) Unit Price and Distribution per Unit Unaffected Offer GLOP Common Unit Price $6.98 $7.70 52-Week High 8.55 8.55 52-Week Low 3.24 3.24 Fully-Diluted Units Outstanding 54.285 54.285 Market Capitalization $378.9 $418.0 (+) Market Value of Preferred Units 289.3 289.3 (+) Total Debt Outstanding 1,141.7 1,141.7 (–) Cash and Cash Equivalents (145.5) (145.5) Enterprise Value $1,664.3 $1,703.4 Implied Multiples EV / EBITDA Metric1 Unaffected Offer 2023E $273.0 6.1x 6.2x 2024E 210.7 7.9x 8.1x Distribution Yields 2023E $0.04 0.6% 0.5% 2024E 0.04 0.6% 0.5% P / NAV1 $9.27 0.75x 0.83x $ - $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 $ - $0.15 $0.30 $0.45 $0.60 Jan-20 Jul-20 Jan-21 Jul-21 Jan-22 Jul-22 Jan-23 Common Unit Price Distribution Distribution Price $0.125 ~$0.55 $0.01 $6.98 42

Confidential LNGC 160k cbm 5yr old Secondhand Prices: $200.0 LNGC 145k cbm 10yr old Secondhand Prices: $90.0 LNGC 145k cbm 15yr old Secondhand Prices: $53.0 4 1 4 1 2 2 $ - $50.0 $100.0 $150.0 $200.0 $250.0 - 5 10 15 20 GLOP Fleet Summary Situation Overview Source: Company filings, Clarksons ($ in millions) Fleet Valuation Methodology ◼ Limited vessel value data points from Clarksons necessitated an extrapolation to derive an estimate of GLOP NAV ◼ Vessel values assumed based on extrapolated Clarksons prices for the following: TFDE – 160k cbm 5yr old secondhand prices Steam – 145k cbm 10 & 15yr old secondhand prices Full vessel valuation curve extrapolated assuming 3.0% annual depreciation Vessel Valuation Curve by Age TFDE Steam Clarksons Datapoint # Vessels Vessel Propulsion Built Capacity (cbm) Estimated Value GasLog Geneva TFDE 2016 174k $190.5 GasLog Gibraltar TFDE 2016 174k 190.5 GasLog Glasgow TFDE 2016 174k 190.5 GasLog Greece TFDE 2016 174k 190.5 Solaris TFDE 2014 155k 179.2 GasLog Santiago TFDE 2013 155k 173.9 GasLog Seattle TFDE 2013 155k 173.9 GasLog Shanghai TFDE 2013 155k 173.9 GasLog Sydney TFDE 2013 155k 173.9 Methane Becki Anne TFDE 2010 170k 158.7 Methane Alison Victoria Steam 2007 145k 52.0 Methane Heather Sally Steam 2007 145k 52.0 Methane Jane Elizabeth Steam 2006 145k 50.5 Methane Rita Andrea Steam 2006 145k 50.5 Charter Free Gross Asset Value $2,000.3 GLOP Fleet Valuation Detail 43

Confidential Situation Overview GLOP has 87% charter coverage for the remainder of 2023 but significant spot exposure thereafter Source: Public filings GasLog Partners LP’s Fleet Propulsion Built Capacity Charterer 2023 GasLog Glasgow TFDE 2016 174,000 GasLog Greece TFDE 2016 174,000 Methane Becki Anne TFDE 2010 170,000 GasLog Gibraltar TFDE 2016 174,000 GasLog Geneva TFDE 2016 174,000 GasLog Shanghai TFDE 2013 155,000 GasLog Santiago TFDE 2013 155,000 Solaris TFDE 2014 155,000 Energy Major GasLog Seattle TFDE 2013 155,000 Major Trading House GasLog Sydney TFDE 2013 155,000 Methane Heather Sally Steam 2007 145,000 SEA Charterer Methane Jane Elizabeth Steam 2006 145,000 Methane Rita Andrea Steam 2006 145,000 Energy Major Methane Alison Victoria Steam 2007 145,000 Firm Period Optional Period Available CMI 44

Confidential Situation Overview Since the beginning of 2021, GasLog Partners has reduced leverage by 44%, adding significant balance sheet flexibility Source: Partnership filings 45 5.0x 5.3x 4.9x 4.4x 4.3x 3.9x 3.3x 2.8x Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Net Debt / LTM Adjusted EBITDA